UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 24, 2011
Date of Report (Date of earliest event reported)

Rovi Corporation
(Exact name of registrant as specified in its charter)

      Delaware                                     000-53413                                     26-1739297
(State or other jurisdiction of                 (Commission                               (I.R.S. employer
incorporation or organization)                         File No.)                                identification number)

2830 De La Cruz Boulevard
Santa Clara, California 95050
(Address of principal executive offices, including zip code)

(408) 562-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensation Arrangements of Certain Officers

Chief Executive Officer Bonus

   On February 8, 2011, the Compensation Committee of the Board of Directors of Rovi Corporation (the “Company”) approved the 2011 Senior Executive Company Incentive Plan (the “Plan”), which is only applicable to the Chief Executive Officer and his executive-level direct reports.  Named executive officers will participate in the Plan.

   Under the terms of the Plan, employees are provided cash incentive awards based upon the Company’s and the individual employee’s performance.  Company performance is based upon the Company achieving a worldwide adjusted pro forma revenue target and a worldwide adjusted pro forma operating profit target.  Individual performance is based upon the evaluation of the individual employee’s performance and contribution for the fiscal year.  Awards under the Plan will be weighted by Company and individual performance components.  Awards are targeted as a percentage of a participant’s annual salary.  On February 24, 2011, the Board of Directors set the 2011 bonus targets and weighting for the Chief Executive Officer as follows:

		Percentage of Target
Name and Title	2011 Target (% of Base Salary)	Revenue Performance	Company Performance	Individual Performance
Alfred J. Amoroso Chief Executive Officer	120%	0%	100%	0%

2011 Base Salary for Chief Executive Officer

   On February 24, 2011, the Board of Directors approved an increase to the base salary of the Chief Executive Officer for 2011 from $550,000 to $610,000.  The Compensation Committee annually evaluates the performance and determines the compensation of the Company’s officers based on the Compensation Committee’s assessment of the Company’s and each individual’s performance, as well as compensation for competitive positions at companies in a peer group established annually by the Compensation Committee.

 Equity Compensation for Chief Executive Officer

Stock Option Grant

On February 24, 2011, the Board of Directors approved a stock option grant to the Company’s Chief Executive Officer. The option to purchase 450,000 shares of Common Stock will be granted on March 1, 2011 (the “CEO Grant”) with an exercise price equal to the closing price of the Company’s common stock on the date of grant.  The CEO Grant vests as to one-fourth of the total shares on the first anniversary of the date of grant, and an additional one-forty-eighth (1/48th) of the total shares each month thereafter through the fourth anniversary of the grant date, in each case provided that the grantee remains in service with the Company through the applicable vesting date.  The term of the option is seven years from the date of grant. The CEO Grant will be made from the Company’s 2000 Equity Incentive Plan.

Contingent Restricted Stock Grants

    On February 24, 2011, the Board of Directors also approved a grant of restricted stock to the Chief Executive Officer contingent upon whether an amendment to the Company 2008 Equity Incentive Plan (the “2008 Plan”) to allow Mr. Amoroso to participate in the 2008 Plan (the “CEO Amendment”) is approved at the Company’s 2011 annual meeting of stockholders (the “Annual Meeting”).  If the CEO Amendment is not approved by the Company’s stockholders at the Annual Meeting, then no change shall occur to the CEO Grant.  However, if the CEO Amendment is approved by the Company’s stockholders at the Annual Meeting, then: (a) options to purchase 225,000 shares of the Company’s Common Stock subject to the CEO Grant shall be cancelled at the time of grant of the restricted stock approved subject to the CEO Amendment; and (b) Mr. Amoroso shall be granted 75,000 shares of restricted stock pursuant to the 2008 Plan on the terms set forth below.

The restricted stock would be granted pursuant to the Company’s 2008 Equity Incentive Plan on the next eligible date for restricted stock grants that occurs after the Annual Meeting (such eligible date currently expected to be July 1, 2011). Such restricted stock shall have a purchase price equal to $0.001 per share, par value.  The restricted stock granted to an executive shall be subject to a four-year vesting schedule, with one-quarter (1/4) of the shares vesting on the first anniversary of the grant date, and an additional one-quarter (1/4) of the shares vesting on each of the second, third and fourth anniversaries of the grant date, in each case provided that the grantee remains in service with the Company through the applicable vesting date.

Compensation for Board of Directors

Cash Compensation

On February 24, 2011, the Board of Directors approved the following cash compensation for the independent members of the Board of Directors, effective starting July 1, 2011:

(i)	Annual retainer, paid in four equal quarterly installments, for serving as an independent member of the board of directors as follows:

•	$60,000 for the chairman of the board; and
•	$35,000 for all other non-employee directors

(ii)	Annual retainer, paid in four equal quarterly installments, for serving on a committee of the board of directors as follows:

•	$35,000 for serving as the chairman of the audit committee
•	$25,000 for serving as the chairman of the compensation committee
•	$15,000 for serving as the chairman of the corporate governance and nominating committee
•	$20,000 for serving as a member (other than the chairman) of the audit committee
•	$15,000 for serving as a member (other than the chairman) of the compensation committee
•	$5,000 for serving as a member (other than the chairman) of the corporate governance and nominating committee

(iii)	Reimbursement for customary and usual travel expenses.

Equity Compensation

On February 24, 2011, the Board of Directors approved an amendment to the annual equity compensation for the independent members of the Board of Directors, effective starting July 1, 2011, such that the members of the Board shall receive: (i) a non-qualified stock option to purchase 15,000 shares of the Company’s Common Stock under the 2008 Plan and (ii) 5,000 shares of restricted stock pursuant to the 2008 Plan. The stock options and restricted stock (as applicable) shall be granted effective upon July 1, 2011 (the “Board Grant Date”) and such stock options shall have a term of seven (7) years from the Board Grant Date.  Each stock option shall be at an exercise price per share equal to 100% of the closing price per share of Common Stock as reported on the Nasdaq National Market on the Board Grant Date (or if no price is reported for such date, on the last day preceding the Board Grant Date on which such price was reported) and the restricted stock shall have a purchase price equal to $0.001 per share, par value.  The stock options shall vest as to one-twelfth (1/12) of the total shares on a monthly basis through the first anniversary of the Board Grant Date, in each case provided that such member remains on the Board of Directors of the Company through the applicable vesting date.  The restricted stock shall be subject to a one-year vesting schedule, with all of the shares vesting on the first anniversary of the Board Grant Date, in each case provided that such member remains on the Board of Directors of the Company through the applicable vesting date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rovi Corporation
(Registrant)
Date: February 25, 2011	By:	/s/ Stephen Yu
Stephen Yu
EVP and General Counsel